EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BPZ Resources, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126934, 333-147463 and 333-153427) and Form S-8 (No. 333-147461, 333-126388, and 333-147462) of BPZ Resources, Inc. and Subsidiaries of our report dated February 27, 2009, relating to the consolidated financial statements and the effectiveness of BPZ Resources, Inc. and Subsidiaries’ internal control over financial reporting, which appears in this Form 10-K.

/s/ Johnson Miller & Co., CPA’s PC
Midland, Texas

March 2, 2009